Exhibit 10.4
EXTENSION
THIS EXTENSION dated as of March 14, 2025 (the “Extension”) is granted by OMF Fund III (F) Ltd., as administrative agent (the “Administrative Agent”) and OMF Fund III (F) Ltd., as majority lender, in favour of i-80 Gold Corp., as borrower (the “Borrower”).
WHEREAS reference is made to that certain amended and restated convertible credit agreement dated as of January 15, 2025 among, inter alios, the Borrower, as borrower, the guarantors party thereto from time to time, as guarantors, the Administrative Agent, as administrative agent, and the lenders party thereto from time to time, as lenders, as amended by an amending agreement dated as of January 31, 2025 (collectively, the “Credit Agreement”);
AND WHEREAS pursuant to Section 9.1.1(n)(iii) of the Credit Agreement, the Borrower is required to deliver to the Administrative Agent and the Collateral Agent a blocked account agreement between the Gold Prepay Collateral Agent, the Stream Collateral Agent, the Collateral Agent, the Borrower and [Redacted – commercially sensitive information] by no later than February 15, 2025 (the “Original Deadline”);
AND WHEREAS the Majority Lenders granted an extension of the Original Deadline to March 15, 2025 (the “Current Deadline”) pursuant to that certain extension dated as of February 14, 2025 between the Administrative Agent and the Borrower;
AND WHEREAS the Borrower has requested that the Majority Lenders agree to further extend the Current Deadline to April 15, 2025;
AND WHEREAS capitalized terms used and not otherwise defined in this Extension shall have the meanings given to them in the Credit Agreement;
NOW THEREFOR:
1.The Majority Lenders hereby agree to extend the Current Deadline from March 15, 2025 to April 15, 2025; provided that until such time that the [Redacted – commercially sensitive information] BAA has been entered into, the Borrower shall not keep any cash or other property (other than funds required for regular course payroll and vendor payments) in [Redacted – commercially sensitive information] account nos. [Redacted – commercially sensitive information].
2.The Borrower hereby undertakes to (i) transfer all cash or other property (other than funds required for regular course payroll and vendor payments) currently held in [Redacted – commercially sensitive information] account nos. [Redacted – commercially sensitive information] to [Redacted – commercially sensitive information] Account nos. [Redacted – commercially sensitive information], and (ii) provide evidence of such transfers to the Administrative Agent, by no later than March 17, 2025 at 5pm EST.
3.This Extension is effective only for the specific purposes described herein and will not be effective for any other purpose or circumstance and do not alter or amend any term of any Loan Document, and do not imply a future agreement of, or any departure from, the terms hereof or thereof. The Administrative Agent, the Collateral Agent and the Lenders reserve all other rights and remedies available to them under the Credit Agreement and the other Loan Documents.
4.This Extension constitutes a Loan Document for the purposes of the Credit Agreement.

5.This Extension shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.
6.This Extension is binding upon and will inure to the benefit of the parties hereto and their respective successors and permitted assigns.
7.This Extension may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Extension by telecopier or by electronic transmission of a pdf formatted copy shall be effective as delivery of a manually executed counterpart of this Extension.

IN WITNESS WHEREOF, the parties hereto have signed this Agreement effective as of the date first above written.

OMF FUND III (F) LTD., as administrative agent
By:	(signed) “Garth Ebanks”
Name: Garth Ebanks Title: Director

OMF FUND III (F) LTD., as lender
By:	(signed) “Garth Ebanks”
Name: Garth Ebanks Title: Director

Accepted and acknowledged by the Borrower as of the date first above written.

I-80 GOLD CORP., as borrower
By:	(signed) “David Savarie”
Name: David Savarie Title: SVP, General Counsel

[Signature page to Extension]